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Exhibit 5.1

[SCHRECK BRIGNONE LETTERHEAD]

October 21, 2002

Wynn Resorts, Limited
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109

            Re:    Registration Statement on Form S-1, File No. 333-90600

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Wynn Resorts, Limited, a Nevada corporation (the "Company"), in connection with the proposed issuance and sale by the Company of shares of the Company's common stock, par value $.01 per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-1, File No. 333-90600 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

        In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

        Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification that (i) each document we reviewed has been duly executed and delivered by the parties thereto other than the Company to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

Wynn Resorts, Limited
October 18, 2002

        The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "blue sky" laws.

        Based on and subject to the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, it is our opinion that (i) the Shares have been duly authorized and (ii) the Shares, when and to the extent issued, delivered and sold in exchange for payment therefor in the manner contemplated by the Registration Statement (as amended and supplemented through the date of issuance), will be validly issued, fully paid and non-assessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,
/s/ SCHRECK BRIGNONE
SCHRECK BRIGNONE

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Exhibit 5.1